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                                                                  Exhibit 10.9.1

                              Separation Agreement
                              --------------------

         This SEPARATION Agreement ("Agreement") is made and entered into by and between ANTHONY SILVA ("Executive") and BUSINESS STAFFING, Inc. (the "Company") as of February 28/th/, 2002.

                                    Recitals

         A. Executive is currently employed with the Company pursuant to the terms of that certain Employment Agreement between the Company and Executive dated effective January 1, 2002 (the " Employment Agreement"). The Company is currently leasing his services to Kaiser Ventures LLC ("Kaiser").

         B. The Company and Executive have mutually agreed to wind-down Executive's time commitment to the Company resulting in the termination of Executive's employment with the Company, without cause, effective February 28, 2002. The Company and Executive have agreed to terminate and supercede the Employment Agreement by this Agreement.

         NOW, THEREFORE, based upon the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive and the Company agree as follows:

         1. Acknowledgment of Recitals. Executive and the Company agree and acknowledge that the facts set forth in the Recitals above are true and correct and are incorporated herein by this reference.

         2. Termination of Employment. Executive and the Company agree and acknowledge that Executive's employment with the Company shall terminate effective as of the close of business on February 28, 2002.

         3   Executive's Base Compensation. While an employee of the Company, the Company shall pay Executive his current annual salary of $126,228 through February 28, 2002. All payments to Executive (including salary and the severance payments specified in Paragraph 5) shall be made in accordance with the Company's normal payroll procedures and shall be less all appropriate deductions, such as social security, federal and state income tax withholding, medical and life insurance premiums.

         4. Benefits. Executive will continue to receive medical, dental, life and disability insurance benefits (at their current levels except that the benefits programs may be modified to the extent that the benefit programs may change for the executive officers of the Company) at the Company's expense through February 28, 2003, subject to Executive's payment of any necessary premium participation (currently $10.00 per month) or deductible as generally applicable to other employees of the Company; provided, however, Executive shall have the ability to terminate receipt of any benefit upon written notice to the Company. It may be necessary for Executive to elect to receive health benefits pursuant to COBRA. If a COBRA election is necessary, the Company will pay the necessary COBRA premiums less Executive's normal monthly premium participation for one year. A lump sum payment of Executive's premium participation for twelve
(12) months of an aggregate of $120.00 will be

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deducted from his lump sum severance payment. After February 28, 2003, and if a
COBRA election was not previously required to be made by Executive, the Company will offer to Executive the opportunity to continue his medical insurance benefits subject to and in accordance with COBRA. After termination of employment, Executive will not be able to participate in the Company's 401(k), Money Purchase Pension Plan, and Supplemental Executive Retirement Plan.

          5. Severance. Upon Executive's termination of employment as of February 28, 2002, Executive shall be paid the following as severance benefits:

              (a) any accrued and unused vacation as of February 28, 2002, per the Company's records; provided however the maximum amount of accrued and unused vacation that the Company will pay is three (3) weeks; plus.

              (b) $192,376 (representing one year's annual base salary at $126,228 plus 46.7% of Executive's current base salary for an amount representing the average percentage bonus over five (5) years ending for the 2000 bonus year as applied to Executive's base salary, plus one year's car allowance).

          6. Consulting. Kaiser shall execute and deliver to Executive that certain Consulting Agreement, to be dated effective as of March 1, 2002, in the form attached hereto as Exhibit "A."
                        ----------

          7. Long Term Transaction Incentive Plan. Executive acknowledges and agrees that his participation in the Company's Long Term Transaction Plan ("TIP") in accordance with its terms as set forth in Schedule 1 to the TIP was
                                                     ----------
reduced by forty percent (40%) effective December 1, 2001. Accordingly, the participation points of Executive were reduced to 7.2 from 12 commencing December 1, 2001. No participation points that accrued prior to December 1, 2001, shall be reduced. Effective January 15, 2002, the TIP was terminated as to future unearned payments, if any, under the TIP. In exchange for a release under the TIP, Executive has been or will be issued 72 Class C Units and 48 Class D Units in Kaiser. On March 1, 2003, or earlier if the Consulting Agreement is terminated for any reason, Executive's 72 Class C Units in Kaiser will be automatically converted into 72 Class D Units. A description of the Class C Units and the Class D Units and the Subscription Agreement to be executed by Executive for the Class C and Class D Units are attached hereto as Exhibit "B."
                                                                   ----------
The agreement reflected in Paragraph 7 shall be deemed an amendment to Executive's participation in the TIP.

          8. Death Benefits. In the event of Executive's death, the Company shall pay to Executive's personal representative or his estate, Executive's salary and benefits through the end of the month in which the death occurs and the severance obligations to Executive as if he were alive on February 28, 2002.

          9. Disability Benefits. In the event of the disability of Executive for any reason, the Company shall continue to pay to Executive his salary and benefits through February 28, 2002, as provided herein, less short-term disability payments. Severance and other payments shall be made as provided in this Agreement.

          10. Indemnification. The Company shall continue to indemnify Executive for Executive's work and actions during his employment by the Company and Kaiser and

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any predecessor of Kaiser in accordance with the standards, terms and limitations of: (i) the Company's Certificate of Incorporation as in effect on the date hereof to the same extent as if Executive had remained an officer of the Company; (ii) the Company's Bylaws in effect on the date hereof to the same extent as if Executive had remained an officer; and (iii) the Indemnification Agreement dated effective July 10, 2001, between Kaiser and Executive.

          11. Surrender of Company Property. Upon termination of his employment, Executive shall immediately return to the Company equipment, materials, credit cards, and other items belonging to the Company other than the Company's cell phone which Executive may retain but Executive shall become responsible for the payment of all cell phone charges after February 28, 2002. In addition, notwithstanding the foregoing, Executive may retain such records and files as may be necessary to perform any consulting services so long as he serves as a consultant to Kaiser or any affiliate of the Company.

          12. General Release. Upon the termination of Executive's employment, he and the Company shall execute and deliver the general release and agreement attached hereto as Exhibit "C."
                   ----------

          13. Independent Judgment Made by Executive. Executive represents and acknowledges that in executing this Agreement he does not rely and has not relied upon any representation or statement of the Company or by any of the Company's employees, agents, representatives, or attorneys with regard to the subject matter, basis or effect of this Agreement.

          14. Conduct. Executive agrees that he will not speak disparagingly of any of the Company, its employees and duties, and the Company agrees it will not speak disparagingly about Executive. If requested by Executive, the Company will provide Executive a reference letter as mutually determined by the Company's President and Chief Executive Officer and Executive. Executive may list the Company's President and Chief Executive Officer and the Company's Executive Vice President as references in promotional materials Executive may use.

          15. General Confidentiality.

              a. Executive's Obligations. Executive agrees that (a) except as provided in this Agreement Executive shall maintain the confidential nature of any Proprietary Information received or acquired by him, and (b) Executive shall use such Proprietary Information solely for the purpose of meeting his obligations under this Agreement and the Consulting Agreement referenced in Paragraph 6 above and not in connection with any other business or activity. "Proprietary Information" means all oral, written or recorded information about or related to the Company, Kaiser or any of their Affiliates or its or their technology, assets, liabilities, or business, whether acquired before or after the date hereof, and regardless of the manner in which it is acquired, together with any documents or other materials prepared by Executive which contain or reflect such information. After termination of employment upon demand of the Company, Executive agrees to return or destroy any and all materials containing any Proprietary Information.

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              b. The Company's Obligations. The Company agrees that it shall maintain and provide information regarding Executive in accordance with generally accepted industry and business practices.

              c. Limitations on Confidential Obligations and Use Restrictions. The restrictions in Paragraph 15(a) above do not apply to information which the Executive can demonstrate (i) is then in the public domain by acts not attributable to Executive or (ii) is hereafter received on an unrestricted basis by such Executive from a third party source who, to Executive's knowledge after due inquiry, is not and was not bound by confidentiality obligations to the Company, Kaiser or any Affiliate thereof. In addition, Executive, the Company and Kaiser are permitted to disclose any Proprietary Information that is necessary in the defense or prosecution of any legal action.

              d. Actions if Disclosure Required. If Executive is required by law to make any disclosure otherwise prohibited hereunder, such party shall use its best efforts to provide the other with prompt prior notice where possible so that (a) the other party (with the reasonable cooperation of the party required to make such disclosure) may seek an appropriate protection order or other remedy and/or (b) the parties can seek in good faith to agree on the appropriate scope and approach to disclosure. If a protective order or other remedy is not obtained, the party required to make such disclosure may furnish only that portion of information protected hereby which it is legally compelled to disclose and shall use its reasonable efforts to obtain confidential treatment for all information so disclosed.

              e. Injunction. Each party agrees that remedies at law may be inadequate to protect against breach of this Paragraph 15, and hereby agrees to the granting of injunctive relief without proof of actual damage.

          16. Expenses. It is further agreed for the above consideration that Executive and the Company will bear their own costs, expenses and attorneys' fees in connection with the negotiation and execution on this Agreement and all the events and circumstances which form the basis for execution of this Agreement.

          17. Opportunity to Consult with Attorney. Executive hereby warrants that prior to the execution of this Agreement, he was given the opportunity to consult with an attorney of his own choosing and review the contents and legal effect of this Agreement with an attorney and is executing this Agreement voluntarily, with full and complete knowledge of the legal and binding effect of this Agreement.

          18. No Admission of Liability. This Agreement shall not in any way be construed as an admission by the Company, Kaiser or Executive that they respectively have acted wrongfully or have any rights whatsoever against each other except as expressly provided herein.

          19. Severability. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, all other provisions shall remain fully valid and enforceable.

          20. Entire Agreement. This Agreement, the exhibits hereto, and all other documents referred to herein, (including, but not limited to, the agreements for, the Indemnification Agreement, the Company's 401(k) Plan, the Company's Money Purchase

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Plan, the Company's Supplemental Executive Retirement Plan, the TIP, and the
Operating Agreement for Kaiser as they each may be amended from time to time.) sets forth the entire agreement between the parties hereto, with respect to the subject matters covered by this Agreement.

          21. Employment Agreement Termination. The Employment Agreement is terminated and superceded by this Agreement.

          22. Headings. The headings throughout this Agreement are for convenience and reference only and they shall not be construed to add to or limit the meaning of any provision of this Agreement.

          23. Definition of the Company and Third Party Beneficiary. For purpose of this Agreement, all references to the Company shall be deemed to include all affiliates and subsidiaries of the Company. The parties agree that Kaiser is a third party beneficiary of this Agreement and may take any and all actions to enforce the terms of this Agreement. Kaiser shall also execute this Agreement for the limited purpose of agreeing to those provisions of this Agreement that are expressly applicable to Kaiser.

          24. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

          25. Arbitration of Disputes. If Executive and the Company cannot resolve a dispute (whether arising in contract or tort or any other legal theory, whether based on federal, state or local statute or common law and regardless of the identities of any other defendants) that in any way relates to or arises out of this Agreement, the termination of Executive's employment relationship with the Company, Kaiser or any Affiliate thereof, the General Release Agreement, (without limiting the generality of any other Paragraph herein), then such dispute shall be settled as follows:

              a. The Company and Executive agree to jointly select a judicial officer who is affiliated with the Judicial Arbitration and Mediation Service, or such other equivalent organization as the Company and Executive may mutually select, to act as the trier of fact and judicial officer in such dispute resolution;

              b. If the Company and Executive are unable to agree upon a particular judicial officer, then the decision shall be made by the chief executive officer of the Judicial Arbitration and Mediation Service, after consulting with the Company and Executive;

              c. The Company and Executive shall have the same rights of discovery as if the dispute were being resolved in the Superior Court of the State of California. However, the judicial officer shall, on his own motion, or the request of either the Company and Executive, have the authority to extend or reduce the time periods therefore; and,

              d. The judicial officer serving hereunder shall be designated as a referee under the provisions of Title VIII, Chapter 6 of the California Code of Civil Procedure (Sections 638 through 645. 1, inclusive). Payment for the services of the judicial officer and the rights and procedure of appeal, and/or other review of the decision, shall be made as provided in such sections.

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         The judicial officer shall have the right to grant injunctive relief, specific performance and other equitable remedies.

         In addition, the prevailing party in any legal action shall be reimbursed for all reasonable costs incurred in such legal action, including reasonable attorneys' fees.

         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the day and year written above notwithstanding the actual date of signature.

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN OR UNKNOWN CLAIMS.

Executed at Ontario, California                Executed at Ontario, California

Dated:   February 28, 2002                     Dated:   February 28, 2002
       -------------------                            ------------------------

"Executive"                                    "Company"
                                               Business Staffing, Inc.

     /s/ Anthony Silva                         By: /s/ Richard E. Stoddard
------------------------------------               -----------------------
      Anthony Silva                                Richard E. Stoddard
                                                   President & CEO

                                               Executed at Ontario, California

                                               Dated:  February 28, 2002
                                                      ------------------------

    Approved on Behalf of Kaiser Ventures LLC Only as to those Provisions of this Agreement that are Specifically Applicable to Kaiser

                                               By: /s/ Richard E. Stoddard
                                                   ---------------------------
                                                   Richard E. Stoddard
                                                   President & CEO

                                               Dated:_________________________

              Approved as to Form on Behalf of Kaiser Ventures LLC

                                               By: /s/ Todd G. Cole
                                                   ---------------------------
                                                   Todd G. Cole, Chairman,
                                                   Human Relations Committee

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                        Exhibits will be furnished to the

                 Securities and Exchange Commission upon request

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